UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEACOAST BANKING CORPORATION OF FLORIDA

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 9, 2021

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 26, 2021

This supplement (the “Supplement”) amends and supplements the Definitive Proxy Statement of Seacoast Banking Corporation of Florida, (the “Company”) filed with the Securities and Exchange Commission on April 9, 2021 and amended on April 30, 2021 (the “Proxy Statement”) and provided to shareholders of the Company in connection with the Company’s 2021 Annual Meeting of Shareholders to be held on Wednesday, May 26, 2021. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 11, 2021.

Additional Information Related to Proposal 2: Approval and Adoption of the Company’s 2021 Incentive Plan

On May 10, 2021, the Company elected to revise the Company’s 2021 Incentive Compensation Plan (the “2021 Plan”) to reduce the number of shares available for grant thereunder from 2,250,000 to 1,750,000.

In addition, the Company wishes to provide updated information regarding outstanding awards. Following March 29, 2021 (the “Record Date”), the Company granted additional awards to employees with respect to approximately 321,834 shares. As of May 7, 2021, there were outstanding awards of approximately 761,434 previously granted stock options, which have a weighted-average exercise price of $22.32 per share and a weighted-average remaining contractual life of 4.8 years, and approximately 716,242 shares underlying outstanding full value awards; and as of that date approximately 272,741 shares remained available for grant under the Company’s 2013 Incentive Plan (“2013 Plan”). The Company will limit additional grants in the aggregate under the 2013 Plan between May 7, 2021 and the 2021 Annual Meeting of Shareholders to be held on May 26, 2021 to no more than 70,000 shares in total. If approved, the 2021 Plan will replace the 2013 Plan in its entirety and shares under the 2013 Plan will no longer remain available for grant as of the approval of the 2021 Plan.

The revision to the 2021 Plan, in its entirety, consists of the following changes to Section 5.1 of the 2021 Plan:

“5.1.    NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,750,000, plus a number of shares (not to exceed 716,242) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,750,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.”

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

Your vote is important. Please carefully consider the proposals included in the Proxy Statement, as well as matters disclosed in these supplemental proxy materials, and vote in favor of such proposals, including in favor of Proposal 2, Approval and Adoption of the Company’s 2021 Incentive Plan.

If you have voted against Proposal 2 and would like to revoke your prior vote and vote in favor of Proposal 2, you can do so at any time before the polls close at the Annual Meeting by:

(1)	timely submitting another proxy via the telephone or internet;

(2)	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P.O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary;

(3)	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or

(4)	attending the Annual Meeting and voting in person by written ballet, although attendance at the meeting will not, by itself, revoke a proxy.

Please note that if you have voted through your broker, bank or other nominee and you wish to change your vote on Proposal 2, you must follow the instructions received from such entity to change your vote.